Exhibit 1U-1

Execution Version AMENDED AND RESTATED OPERATING AGREEMENT OF SPARTAN PARTNERS HOLDINGS, LLC a Michigan limited liability company Dated as of March 11, 2019 THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS Article I. ...........................................................................................................................................2 Article II.........................................................................................................................................11 Section 2.01 Formation of Company .................................................................................11 Section 2.02 Amended and Restated Operating Agreement..............................................11 Section 2.03 Name .............................................................................................................12 Section 2.04 Purpose..........................................................................................................12 Section 2.05 Principal Office; Registered Agent ...............................................................12 Section 2.06 Term ..............................................................................................................12 Section 2.07 No State-Law Partnership .............................................................................12 Article III. ......................................................................................................................................12 Section 3.01 Members .......................................................................................................12 Section 3.02 Units ..............................................................................................................13 Section 3.03 Capital Contributions. ...................................................................................13 Section 3.04 Issuance of Additional Units in Conformance with Support Agreement .....13 Section 3.05 Repurchase or Redemption of Canco Shares and/or Proportionate Voting Shares .................................................................................................................................14 Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.....................................................................................14 Section 3.07 Negative Capital Accounts ...........................................................................15 Section 3.08 No Withdrawal..............................................................................................15 Section 3.09 Loans From Members ...................................................................................15 Section 3.10 Canco Equity Incentive Plans .......................................................................15 Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other ......................................................................................................................15 Section 3.12 Acquisitions ..................................................................................................16 Article IV. ......................................................................................................................................16 Section 4.01 Distributions..................................................................................................16 Section 4.02 Restricted Distributions ................................................................................19 Article V.........................................................................................................................................19 Section 5.01 Capital Accounts ...........................................................................................19 Section 5.02 Allocations ....................................................................................................20 Section 5.03 Regulatory Allocations .................................................................................20 Section 5.04 Tax Allocations .............................................................................................21 Article VI. ......................................................................................................................................22 Section 6.01 Authority of the Manager..............................................................................22 Section 6.02 Actions of the Manager.................................................................................23 Section 6.03 Resignation; No Removal .............................................................................23 Section 6.04 Vacancies ......................................................................................................23 Section 6.05 Transactions between the Company and the Manager .................................23 Section 6.06 Reimbursement for Expenses .......................................................................23 Section 6.07 Delegation of Authority ................................................................................24 Section 6.08 Limitation of Liability of Manager ...............................................................24 Section 6.09 Investment Company Act .............................................................................25 Section 6.10 Outside Activities of the Manager ................................................................25

Article VII. .....................................................................................................................................26 Section 7.01 Limitation of Liability and Duties of Members ............................................26 Section 7.02 Lack of Authority..........................................................................................26 Section 7.03 No Right of Partition.....................................................................................27 Section 7.04 Indemnification .............................................................................................27 Section 7.05 Members Right to Act...................................................................................28 Article VIII.....................................................................................................................................28 Section 8.01 Records and Accounting ...............................................................................29 Section 8.02 Fiscal Year ....................................................................................................29 Section 8.03 Reports ..........................................................................................................29 Article IX. ......................................................................................................................................29 Section 9.01 Preparation of Tax Returns ...........................................................................29 Section 9.02 Tax Elections ................................................................................................29 Section 9.03 Tax Controversies .........................................................................................29 Section 9.04 Withholding ..................................................................................................30 Article X.........................................................................................................................................31 Section 10.01 Transfers by Members ................................................................................31 Section 10.02 Permitted Transfers .....................................................................................31 Section 10.03 Restricted Units Legend..............................................................................32 Section 10.04 Transfer .......................................................................................................32 Section 10.05 Assignee’s Rights........................................................................................32 Section 10.06 Assignor’s Rights and Obligations .............................................................33 Section 10.07 Overriding Provisions .................................................................................33 Article XI. ......................................................................................................................................34 Section 11.01 Redemption/Call Rights..............................................................................34 Section 11.02 Election of the Original Member Regarding Redemption or Call ..............36 Section 11.03 Exchange Right of the Original Member/Canco ........................................37 Section 11.04 Effect of Exercise of Redemption, Call or Exchange Right .......................37 Section 11.05 Tax Treatment .............................................................................................37 Article XII. .....................................................................................................................................38 Section 12.01 Substituted Members ..................................................................................38 Section 12.02 Additional Members ...................................................................................38 Article XIII.....................................................................................................................................38 Section 13.01 Withdrawal and Resignation of Members ..................................................38 Section 13.02 Drag-Along Rights......................................................................................38 Article XIV. ...................................................................................................................................39 Section 14.01 Dissolution ..................................................................................................39 Section 14.02 Liquidation and Termination ......................................................................40 Section 14.03 Deferment; Distribution in Kind .................................................................40 Section 14.04 Certificate of Dissolution ............................................................................41 Section 14.05 Reasonable Time for Winding Up ..............................................................41 Section 14.06 Return of Capital.........................................................................................41 Article XV......................................................................................................................................41 Section 15.01 Determination .............................................................................................41 Section 15.02 Dispute Resolution......................................................................................41 Article XVI. ...................................................................................................................................42

Section 16.01 Power of Attorney.......................................................................................42 Section 16.02 Confidentiality ............................................................................................43 Section 16.03 Amendments ...............................................................................................43 Section 16.04 Title to Company Assets .............................................................................43 Section 16.05 Addresses and Notices ................................................................................43 Section 16.06 Binding Effect; Intended Beneficiaries.......................................................44 Section 16.07 Creditors......................................................................................................44 Section 16.08 Waiver.........................................................................................................44 Section 16.09 Counterparts ................................................................................................44 Section 16.10 Applicable Law ...........................................................................................44 Section 16.11 Disputes.......................................................................................................44 Section 16.12 Severability .................................................................................................45 Section 16.13 Further Action .............................................................................................46 Section 16.14 Delivery by Electronic Transmission..........................................................46 Section 16.15 Right of Offset ............................................................................................46 Section 16.16 Entire Agreement ........................................................................................46 Section 16.17 Remedies.....................................................................................................46 Section 16.18 Descriptive Headings; Interpretation ..........................................................46 Schedules: Schedule A – Schedule of Members

AMENDED AND RESTATED OPERATING AGREEMENT OF SPARTAN PARTNERS HOLDINGS, LLC This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”), dated as of March 11, 2019 (the “Effective Date”), is entered into by and among Spartan Partners Holdings, LLC, a Michigan limited liability company (the “Company”), and its Members (as defined herein). RECITALS WHEREAS, the Company was formed by the filing of the Articles (as defined herein) with the Michigan Department of Licensing and Regulatory Affairs pursuant to the Act (as defined herein) on December 20 , 2018 (the “Formation Date”); WHEREAS, Spartan Partners Corporation, a Michigan corporation wholly owned by Canco (as defined herein) being the sole member of the Company on the Formation Date (the “Original Member”), and the Company entered into that certain Operating Agreement of the Company, dated as of the Formation Date (the “Prior Operating Agreement”); WHEREAS, prior to the Effective Date, Wolverine Partners Corp., a corporation incorporated under the laws of the Canada Business Corporations Act (“Canco”), filed articles of amendment to: (i) redesignate the existing class of Common Shares in the capital of Canco as “subordinate voting shares” and to substitute all of the rights, privileges, restrictions and conditions attached to such Common Shares in the capital of Canco (the “Subordinate Voting Shares”); (ii) create a new class of shares to be designated as “super voting shares” in the capital of Canco (“Super Voting Shares”); (iii) create a new class of “proportionate voting shares” in the capital of Canco (“Proportionate Voting Shares”) and such other amendments as set out in the articles of amendment of Canco; WHEREAS, pursuant to that certain Membership Interest Purchase Agreement dated as of the Effective Date, by and between Michael Hermiz, an individual (“Hermiz”) and the Company (the “Purchase Agreement”, the Company is acquiring all of the membership interests of Terra Capital Holdings, LLC, a Michigan limited liability company, in exchange for certain number of Exchangeable Shares (as defined herein); WHEREAS, the Members desire to amend and restate the Prior Operating Agreement to memorialize (i) the admission of Hermiz as a Member of the Company, (ii) the appointment of the Manager (as defined herein) of the Company, and (iii) the rights and obligations of the Members of the Company that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Date, at which time the Prior Operating Agreement shall be superseded entirely by this Agreement. NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I. DEFINITIONS The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary. “Act” means the Michigan Limited Liability Company Act, as amended from time to time, or any corresponding provision or provisions of any succeeding or successor law of the State of Michigan; provided, however, that any amendment to the Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor law, as the case may be. The term “Act” shall refer to the Act as so amended or to such succeeding or successor law only after the appropriate election by the Company, if made, has become effective. “Additional Member” has the meaning set forth in Section 12.02. “Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be: (a)reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and (b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain). “Admission Date” has the meaning set forth in Section 10.06. “Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement). “Agreement” has the meaning set forth in the preamble to this Agreement. “Appraisers” has the meaning set forth in Section 15.02. “Articles” means the Articles of Organization of the Company filed with the Michigan Department of Licensing and Regulatory Affairs in accordance with the Act, as such Articles may be amended from time to time in accordance with the Act. “Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the estimated or actual taxable income of the Company, as determined for federal income tax purposes, allocated to such Member pursuant to Section 5.04 for the period to which the Assumed Tax Liability relates as determined for U.S. federal income tax purposes to the extent not previously taken into account in determining the Assumed Tax Liability of such Member, as reasonably determined by the Manager; provided that, in the case of the Original Member, such Assumed Tax Liability (i) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Section 743(b) of the Code and (ii) shall in no event be less than an amount that will enable the Original Member to meet its tax obligations for the relevant taxable year. “Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g). “Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) after the occurrence of a Public Listing, a day on which the principal securities exchange on which the Canco Shares are traded or quoted is closed, or (iv) a day on which banks located in Toronto, Ontario, Canada or Detroit, Michigan generally are authorized or required by Law to close. “Call” has the meaning set forth in Section 11.01(c)(i). “Call Date” means the date, if any, established by the Manager in connection with the occurrence of a Call Event, for the redemption by the Corporation in connection with its exercise of the Call right pursuant to Section 11.01(c). “Call Event” means (a) the occurrence of a Control Transaction, (b) the occurrence of an Insolvency Event, (c) the occurrence of a Transfer in accordance with Section 13.02, (d) the date which is two (2) years following the Effective Date of this Agreement, (e) the day upon which U.S. tax legislation is amended and becomes effective such that all U.S. resident Exchangeable Unitholders may receive Canco Shares and/or Proportionate Voting Shares in exchange for their Exchangeable Units on a tax deferred basis for U.S. federal income tax purposes. “Call Notice” has the meaning set forth in Section 11.01(c)(ii). “Called Member” has the meaning set forth in Section 11.01(c)(i). “Called Unit” has the meaning set forth in Section 11.01(c)(i). “Canadian Dollar Equivalent” means in respect of an amount expressed in U.S. dollars at any date, the product obtained by multiplying (i) such amount expressed in U.S. dollars by (ii) the average U.S. dollar / Canadian dollar daily exchange rate as published by the Bank of Canada for the period of five Business Days prior to the date of conversion. “Canco” means Wolverine Partners Corp., a Canadian corporation, together with its successors and assigns.

“Canco Distribution Declaration Date” means the date on which the board of directors of Canco declares any dividend or other distribution on the Canco Shares and/or the Proportionate Voting Shares. “Canco Shares” means the Subordinate Voting Shares of Canco. “Capital Account” means the capital account maintained for a Member in accordance with Section 5.01. “Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof. “Capital Event” means (i) the sale of all or substantially all of the assets of the Company, or (ii) the sale of all of the Units of the Members. “Code” means the United States Internal Revenue Code of 1986, as amended. “Common Percentage Interest” means the fraction, expressed as a percentage, the numerator of which is the sum of such Member’s Common Units and the denominator of which is the sum of the total number of Common Units issued and outstanding at such time. “Common Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Common Units in this Agreement. “Common Unitholder” means a Member who is the registered holder of Common Units. “Company” has the meaning set forth in the preamble to this Agreement. “Company Interest” means the interest of a Member in Profits, Losses and Distributions. “Confidential Information” has the meaning set forth in Section 16.02. “Control Transaction” means any of the following: (i) any Person or group of Persons acting jointly or in concert (within the meaning of National Instrument 62-104 – Take-Over Bids and Special Transactions) (“NI 62-104”) acquires, directly or indirectly, control (as defined in NI 62-104) of Canco; (ii) the shareholders of Canco shall have approved a merger, consolidation, recapitalization or reorganization of Canco, or, if shareholder approval is not sought or obtained, any such transaction shall have been consummated, in either case other than any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the resulting entity outstanding immediately after such transaction being beneficially owned by holders of outstanding voting securities of Canco immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; and (iii) the shareholders of Canco shall approve an agreement for the sale or disposition by Canco of all or substantially all of Canco’s assets. “Direct Exchange” has the meaning set forth in Section 11.03(a).

“Discount” has the meaning set forth in Section 6.06. “Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code. “Distribution Tax Rate” shall mean the tax rate determined in the sole discretion of the Manager. “Drag-Along Notice” has the meaning set forth in Section 13.02(a). “Effective Date” has the meaning set forth in the preamble to this Agreement. “Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by Canco. “Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company. “Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) termination of a partnership pursuant to Code Section 708(b)(1)(B), (iii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iv) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member). “Exchangeable Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Exchangeable Units in this Agreement.

“Exchangeable Unitholder” means a Member who is the registered holder of Exchangeable Units. “Exchangeable Unit Consideration” means, with respect to each Exchangeable Unit, fifty (50) Canco Shares or one Proportionate Voting Share, as applicable, (on an as converted to Canco Share basis) or a combination thereof, as determined by the Manager in its sole discretion, such that the number of Canco Shares divided by fifty (50) plus the number of Proportionate Voting Shares is equal to the number of Redeemed Units, together with an amount in cash sufficient to pay any amount to be paid in respect of unpaid distributions with respect to such Exchangeable Unit (if any). “Exchange Act” means the Securities and Exchange Act of 1934, as may be amended from time to time. “Exchange Election Notice” has the meaning set forth in Section 11.03(b). “Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV. “Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code. “Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02. “Formation Date” has the meaning set forth in the recitals to this Agreement. “Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition. “Gross Asset Value” means, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes except as follows: (a) the initial Gross Asset Value of (i) the assets contributed by each Member to the Company prior to the date hereof is the gross fair market value (as defined in Treasury Regulation section 1.704-1(b)(2)(iv)(h)) of such contributed assets as indicated in the books and records of the Company as of the date hereof; and (ii) any asset hereafter contributed by a Member, other than money, is the gross fair market value (as defined in Treasury Regulation section 1.704-1(b)(2)(iv)(h)) thereof as agreed to by the Manager and the contributing party; (b) if the Manager reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of the Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager, as of the following times:

(i)a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for Units; (ii)the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for the redemption of Units; (iii)the liquidation of the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g); (iv)the issuance of any interests in the Company as consideration for the provision of services to or for the benefit of the Company; and (v)the issuance by the Company of a non-compensatory option (other than an option for a de minimis membership interest); (c) the Gross Asset Values of the Company assets distributed to any Member shall be the gross fair market value (as defined in Treasury Regulation section 1.704-1(b)(2)(iv)(h)) of such assets (taking Code Section 7701(g) into account) as reasonably determined by the Manager as of the date of distribution; and (d) the Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the Manager reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d). At all times, the Gross Asset Values shall be adjusted by any depreciation taken into account with respect to the Company’s assets for purposes of computing Net Profit and Net Loss. Any adjustment to the Gross Asset Value of Company property shall require an adjustment in the Company’s Capital Accounts, which shall be allocated in accordance with the provisions of this Agreement. “Indemnified Person” has the meaning set forth in Section 7.04(a). “Insolvency Event” means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be liquidated, dissolved or would-up, or the consent of the Company to the institution of bankruptcy, insolvency, liquidation, dissolution or winding up under any bankruptcy, insolvency or analogous Laws in any jurisdiction, and the failure by the Company to contest in good faith any such proceedings instituted by any Person other than the Company commenced in respect of the Company within thirty (30) days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or the Company not being permitted, pursuant to solvency requirements of applicable Law, to purchase any Redeemed Units or Called Units under this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time. “Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof. “Losses” means items of Company loss or deduction determined according to Section 5.01(b). “Manager” has the meaning set forth in Section 6.01(a). “Member” means, as of any date of determination, (a) each Person named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units. “Michigan Arbitration Act” has the meaning set forth in Section 16.11. “Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d). “Net Capital Event Proceeds” means the proceeds received by the Company in connection with a Capital Event less: (i) the amount required to be paid by the Company in reduction of prior loans or liens upon Company property; (ii) costs incurred by the Company in connection with such Capital Event; and (iii) Reserves for the Company as determined by the Manager. “Net Cash Flow” of the Company as determined for any period shall be computed by deducting from the gross revenues received by the Company during such period from all sources all of the following items: (a) all operating expenses of the business accrued or payable during such period and other fees, taxes, and insurance premiums, but excluding depreciation and amortization allowances, (b) interest and principal payments on indebtedness of the Company (including loans by Members made in accordance with this Agreement) accrued during such period, (c) proceeds received during such period from borrowings, (d) additions to Reserves, and (e) Capital Contributions in the form of cash or cash equivalents received during such period. “Net Loss” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04). “Net Profit” means, with respect to a Fiscal Year, the excess if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04). “Officer” has the meaning set forth in Section 6.01(b). “Original Member” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04. “Partnership Representative” has the meaning set forth in Section 9.03. “Percentage Interest” means the fraction, expressed as a percentage, the numerator of which is the sum of such Member’s Common Units and Exchangeable Units, and the denominator of which is the sum of the total number of Common Units and Exchangeable Units issued and outstanding at such time. “Permitted Transfer” has the meaning set forth in Section 10.02. “Person” means an individual or any corporation, partnership, limited-liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity. “Prior Operating Agreement” has the meaning set forth in the recitals to this Agreement. “Proportionate Voting Shares” has the meaning set forth in the recitals to this Agreement. “Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units. “Profits” means items of Company income and gain determined according to Section 5.01(b). “Public Listing” means the receipt of all necessary approvals for Canco Shares to be listed on a Canadian stock exchange. “Quarterly Redemption Date” means for each quarter beginning with the quarter ended March 31, 2019, the latest to occur of either: (a) the second Business Day after the date on which Canco makes a public news release of its quarterly earnings for the prior quarter, (b) the first day of each quarter on which directors and executive officers of Canco are permitted to trade under the applicable policies of Canco related to trading by directors and executive officers, or (c) such other date as Canco shall determine in its sole discretion. Canco will deliver notice of the Quarterly Exchange Date to each Exchangeable Unitholder at least seventy-five (75) days prior to each Quarterly Redemption Date. “Redeemed Units” has the meaning set forth in Section 11.01(a)(i). “Redeeming Member” has the meaning set forth in Section 11.01(a)(i). “Redemption” has the meaning set forth in Section 11.01(a)(i). “Redemption Date” has the meaning set forth in Section 11.01(a)(i).

“Redemption Notice” has the meaning set forth in Section 11.01(a)(i). “Regulatory Allocations” has the meaning set forth in Section 5.03(f). “Reserves” means, with respect to any Fiscal Year, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager in its discretion for working capital contingencies, and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business. “Restricted Taxable Year” shall mean any of (i) the Taxable Year of the Company ending December 31, 2019, unless the Manager determines otherwise and notifies the Members prior to December 31, 2019, and (ii) any Taxable Year during which the Manager determines the Company does not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h). Unless the Manager otherwise notifies the Members prior to the commencement of a Taxable Year, each Taxable Year of the Company shall be a Restricted Taxable Year. For the avoidance of doubt, the provisions herein referencing, or otherwise becoming effective during, a Restricted Taxable Year shall be for purposes of avoiding the classification of the Company for U.S. federal income tax purposes as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. “Retraction Notice” has the meaning set forth in Section 11.01(b). “Schedule of Members” has the meaning set forth in Section 3.01(a). “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law. “Subsidiary” means, with respect to any Person, any corporation, limited-liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited-liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. “Subordinate Voting Shares” has the meaning set forth in the recitals to this Agreement. “Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01. “Super Voting Shares” has the meaning set forth in the recitals to this Agreement.

“Support Agreement” means that certain support agreement by and between Canco, the Original Member and the Company dated as of the Effective Date. “Tax Distribution Date” has the meaning set forth in Section 4.01(d)(i). “Tax Distributions” has the meaning set forth in Section 4.01(d)(i). “Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02. “Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units. “Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations. “Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties. “Unitholder” means a Common Unitholder, Exchangeable Unitholder, and any Member who is the registered holder of any other class of Units, if any. “U.S. GAAP” means the United States generally accepted accounting practices and principles. ARTICLE II. ORGANIZATIONAL MATTERS Section 2.01 Formation of Company. The Company was formed on the Formation Date pursuant to the provisions of the Act. Section 2.02 Amended and Restated Operating Agreement. The Members and the Manager hereby execute this Agreement, effective as of the Effective Date, for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Members hereby agree that during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter upon which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Act provides that a provision of the Act shall apply “unless otherwise provided in the operating agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. Section 2.03 Name. The name of the Company shall be “Spartan Partners Holdings, LLC.” The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager. Section 2.04 Purpose. The principal purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Act and to conduct such other activities as may be necessary, advisable, convenient or appropriate to promote or conduct the business of the Company as set forth herein. Section 2.05 Principal Office; Registered Agent. The principal office of the Company shall be the location as the Manager may, in its sole and absolute discretion, from time to time designate. The registered agent for service of process on the Company in the State of Michigan, and the address of such agent, shall be that person and location set forth in the Articles. The Manager may from time to time change the Company’s registered agent in the State of Michigan. Section 2.06 Term. The term of the Company commenced upon the filing of the Articles in accordance with the Act and shall continue in existence in perpetuity until termination and dissolution of the Company in accordance with this Agreement and the Act. Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. ARTICLE III. MEMBERS; UNITS; CAPITALIZATION Section 3.01 Members. (a) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Percentage Interest of each Member (such schedule, the “Schedule of Members”). The Schedule of Members as of the Effective Date is attached hereto as Schedule A. Upon any change in the number or ownership of outstanding Units

(whether upon an issuance of Units, a Transfer of Units, a redemption or exchange of Units or otherwise), the Manager is authorized to amend and update the Schedule of Members. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. Any reference in this Agreement to the Schedule of Members shall be deemed a reference to the Schedule of Members as amended and as in effect from time to time. The Company shall be entitled to recognize the exclusive right of Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act. (b) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company. Section 3.02 Units. (a) Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Commencing on the Effective Time, the Units will be comprised of two classes of Units, including Common Units and Exchangeable Units. To the extent required pursuant to Section 3.04 and except in connection with the issuance of Units pursuant to an acquisition pursuant to Section 3.12 (pursuant to which the Manager shall be authorized to create any additional classes or series of Common Units or preferred Units), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common shares of Canco or class or series of preferred shares of Canco (if any) as determined in good faith by the Manager. The Manager shall be authorized on behalf of each of the Members to amend this Agreement to reflect the admission of any Member in accordance the provisions of this Agreement, in the event that the Manager deems such amendment advisable. Section 3.03 Capital Contributions. The Members’ Capital Contributions shall be reflected on the Schedule of Members. For the avoidance of doubt, the Members shall be admitted as Members with respect to all Common Units or Exchangeable Units they hold from time to time. The parties hereto acknowledge and agree that Capital Contributions made or to be made to the Company by such Members will result in a “reevaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Treasury Regulations section 1.704-1(b)(2)(iv)(f). Except as expressly provided in this Agreement, no Member shall be required to make any additional Capital Contributions without the consent of such Member. Section 3.04 Issuance of Additional Units in Conformance with Support Agreement. The Manager shall be authorized to cause the Company to undertake all actions necessary or required by the Company under the Support Agreement, including without limitation, any reclassification, consolidation, split, distribution, or recapitalization, with respect to Common Units and Exchangeable Units, as applicable, to maintain the same ratios between the number of outstanding Canco Shares and the number of Common Units and Exchangeable Units issued and outstanding immediately prior to any such reclassification, consolidation, split, distribution, or recapitalization of shares at Canco. Shares. Section 3.05 Repurchase or Redemption of Canco Shares and/or Proportionate Voting (a) If, at any time, any Canco Shares and/or Proportionate Voting Shares are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by Canco for cash, then the Original Member shall, immediately prior to such repurchase or redemption of Canco Shares and/or Proportionate Voting Shares, redeem a number of shares of stock of the Original Member held by Canco at an aggregate redemption price equal to the aggregate purchase or redemption price of the Canco Shares and/or the Proportionate Voting Shares being repurchased or redeemed by Canco and upon such other terms as are the same for Canco Shares and/or the Proportionate Voting Shares being repurchased or redeemed by Canco; provided that, immediately prior such redemption by the Original Member of such shares of stock of the Original Member, the Manager shall cause the Company to redeem a number of Common Units held by the Original Member at an aggregate redemption price equal to the aggregate purchase or redemption price of the Canco Shares and/or Proportionate Voting Shares being repurchased or redeemed by Canco and upon such other terms as are the same for the Canco Shares and/or Proportionate Voting Shares being repurchased or redeemed by Canco. (b) If, at any time, any shares of capital stock of the Original Member are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Original Member for cash, then the Manager shall cause the Company to redeem a number of Common Units held by the Original Member at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of capital stock of the Original Member being repurchased or redeemed by the Original Member and upon such other terms as are the same for the shares of the capital stock of the Original Member being repurchased or redeemed by the Original Member. (c) Notwithstanding any provision to the contrary in this Agreement, each of the Company and Canco shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law. Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units. (a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by any officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code of any applicable jurisdiction unless thereafter all Units then outstanding are represented by one or more certificates.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. (c) Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units. Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company). Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement. Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(b), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made. Section 3.10 Canco Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Canco from adopting, modifying or terminating an Equity Plan or from issuing Canco equity securities pursuant to any such Equity Plans. Canco may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options or the issuance of Canco equity securities), whether taken with respect to or by an employee or other service provider of Canco, Original Member, the Company or their respective Subsidiaries, in a manner determined by Canco in its sole discretion. The Manager may amend this Agreement as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an Equity Plan by Canco. In the event of such an amendment by the Manager, the Company will provide notice of such amendment to the Members. For the avoidance of doubt, the Company shall be expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of Canco Shares and/or Proportionate Voting Shares issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons. Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by Canco in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by Canco to effect open market purchases of shares of Canco Shares, or (b) if Canco elects instead, or is obligated, to issue new Canco Shares with respect to such amounts, such amounts shall be contributed by Canco to the Original Member in exchange for additional shares of stock of the Original Member and further contributed by the Original Member to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Original Member a number of Common Units equal to the number of new Canco Shares so issued by Canco. Section 3.12 Acquisitions. The Manager may cause the Company from time to time to issue Common Units, Exchangeable Units or other Equity Securities to Persons for the purpose of acquiring additional assets or equity interests in corporations, partnerships, limited liability companies and other entities, on the terms as determined by the Manager in its sole and absolute discretion. The terms of any such acquisition, including price, shall be negotiated and determined by the Manager in its sole and absolute discretion. ARTICLE IV. DISTRIBUTIONS Section 4.01 Distributions. (a)Distribution of Net Cash Flow; Canco Dividends. To the extent permitted by applicable Law and hereunder: (i) Distributions to Members may be declared by the Manager out of Net Cash Flow on each Common Unit in such amounts and on such terms (including the payment date of such Distributions) as the Manager shall determine in its sole discretion using such record date as the Manager may designate. If the Manager chooses to pay a distribution to the Members, the Members shall be entitled to receive distributions of Net Cash Flow pro rata in accordance with each Member’s Common Percentage Interest as of the close of business on such record date; and (ii)the Manager shall on each Canco Distribution Declaration Date declare Distributions out of Net Cash Flow on each Exchangeable Unit: in the case of a cash dividend or distribution declared on the Canco Shares or the Proportionate Voting Shares, in an aggregate amount in cash for each Exchangeable Unit as is equal in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Canco Distribution Declaration Date, in each case, to the cash dividend or distribution declared on the Canco Share and/or the Proportionate Voting Shares, as applicable and without duplication; in the case of a stock dividend or distribution declared on the Canco Share and/or the Proportionate Voting Share to be paid in Canco Shares and/or in Proportionate Voting Shares, as applicable, by the issuance by the Company of such number of Exchangeable Units for each Exchangeable Unit as is economically equal (as determined by the Manager in its discretion) to the number of Canco Shares and/or Proportionate Voting Shares to be paid on each Canco Share and/or Proportionate Voting Share, as applicable and without duplication unless in lieu of such stock dividend the Company elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Manager in its discretion) subdivision of the outstanding Exchangeable Units; or in the case of a dividend or distribution declared on the Canco Share and/or Proportionate Voting Share to be paid in property other than cash or Canco Share and/or Proportionate Voting Share, in such type and amount of property for each Exchangeable Unit as is the same as or economically equivalent (as determined by the Manager in its discretion) to the type and aggregate amount of property declared as a dividend or distribution the Canco Share and/or Proportionate Voting Share, as applicable and without duplication. The payment date for any Distribution declared on the Exchangeable Units under Section 4.01(a)(ii) shall be the same date as the payment date for the corresponding dividend or distribution declared on the Canco Share and/or Proportionate Voting Share. Any Distribution which should have been declared or paid on the Exchangeable Unit pursuant to this Section 4.01(a)(ii) but was not so declared or paid due to the provisions of applicable Law shall be declared and paid by the Company as soon as payment of such Distribution is permitted by such Law. For the avoidance of doubt, Section 4.01(a)(ii)(B) shall be applied to ensure that the Exchangeable Unitholders are treated in a manner economically equivalent to the treatment of holders of Canco Shares and/or Proportionate Voting Shares and shall not be applied to confer a benefit on any other Person. (b) Distribution of Net Capital Event Proceeds. To the extent permitted by applicable Law and hereunder, Distributions of Net Capital Event Proceeds shall be made to the Members on each Common Unit as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date. To the extent there is a dividend paid by Canco from or attributable to Net Capital Event Proceeds, the Manager shall declare Distributions on each Exchangeable Unit: in the case of a cash dividend or distribution declared to the Canco Shares and/or the Proportionate Voting Shares, in an aggregate amount in cash for each Exchangeable Unit as is equal in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Canco Distribution Declaration Date, in each case, to the cash dividend or distribution declared on the Canco Share and/or the Proportionate Voting Share attributable to the Net Capital Event Proceeds; as applicable and without duplication; (c) Limitations. Notwithstanding any other provision herein to the contrary, (i) the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(d) and 14.02; and (ii) no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means either (i) the inability of the Company to pay its debts as they come due in the usual course of business, or (ii) the total assets of the Company being less than the sum of its total liabilities. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01, the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof.

(d)Tax Distributions. (i) On or about each date (a “Tax Distribution Date”) that is five (5) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions) (or, if earlier, the due date for the U.S. federal income tax return of the Original Member, as determined without regard to extensions), the Company shall, to the extent of available cash flow as determined by the Manager in its sole discretion, be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such taxable period over the Distributions previously made to such Member pursuant to this Section 4.01(d) with respect to such taxable period (the “Tax Distributions”). Notwithstanding the foregoing, the Manager may, in its discretion, make such Tax Distributions on a quarterly basis, and any date on which such Tax Distributions are made will be considered a Tax Distribution Date for purposes hereof. (ii) To the extent a Member otherwise would be entitled to receive less than its allocable share of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(d) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(d) are made pro rata in accordance with such Member’s allocable shares of the Net Profits and Net Losses for the applicable period determined in accordance with Section 5.04. If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(d) shall be made to the Members only to the extent of available funds pro rata in accordance with their allocable shares of the Net Profits and Net Losses for the applicable period determined in accordance with Section 5.04 and the Company shall make future Tax Distributions as soon as the Manager determines in its sole discretion that funds have become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled. (iii)In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability shall, to the extent of available cash flow as determined by the Manager in its sole discretion, promptly be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a), Section 4.01(b) and this Section 4.01(d) in the relevant Taxable Years sufficient to cover such shortfall. (iv)Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(d), if any, shall be made to a Member (or its predecessor in interest) only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) and Section 4.01(b) with respect to the Fiscal Year are less than the Distributions such Member (and its predecessor in interest) otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(d).

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of any other agreement to which the Company is a party. ARTICLE V. CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS Section 5.01 Capital Accounts. (a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. (b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that: (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes. (ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property. (iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property. (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g). (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02 Allocations. (a) Except as otherwise provided in Section 5.02(b), Section 5.03 and Section 5.04, for each Fiscal Year of Fiscal Period, Net Profits and Net Loss shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 5.04, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member pursuant to Section 14.02(d) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability (Treasury Regulation Section 1.704-2(b)(3)) to the Book Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 14.02, to the Members immediately after making such allocations, minus (ii) such Member’s share of Minimum Gain and the partner debt nonrecourse minimum gain, computed immediately prior to the hypothetical sale of assets.. (b) Unless otherwise provided in this Agreement, every item of income, gain, loss and deduction entering into the computation of Net Profits or Net Losses will be allocated to the Members in the same proportion as the allocation of Net Profits or Net Losses for that period. Section 5.03 Regulatory Allocations. (a)Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). (b)Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith. (c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d). (e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m). (f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement. Section 5.04 Tax Allocations. (a) The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. (b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using any reasonable method as determined in the sole discretion of the Manager taking into account the principles of Treasury Regulations Section 1.704-3(b). (c) If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using any reasonable method as determined in the sole discretion of the Manager taking into account the principles of Treasury Regulations Section 1.704-3(b). (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii). (e) Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement. ARTICLE VI. MANAGEMENT Section 6.01 Authority of the Manager. (a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the sole manager of the Company (the “Manager”) and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Original Member shall serve as the Manager of the Company. The Manager shall be the “manager” of the Company for the purposes of the Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04. (b) The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. Unless the Manager decides otherwise, if the title given to an Officer is one commonly used for officers of a business corporation, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are commonly associated with that office. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. The Officers as of the Effective Date shall be as follows: Fabian Monaco – President (c) For illustrative purposes only and not by way of limitation, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity. Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07. Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. The Members have no right under this Agreement to remove or replace the Manager. Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Original Member (or, if the Original Member has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Original Member immediately prior to such cessation). The Members have no right under this Agreement to fill any vacancy in the position of Manager. Section 6.05 Transactions between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing with the Company at arm’s length or are approved by the Members. Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company. The Members further acknowledge and agree that certain actions taken by the Original Member and Canco will inure to the benefit of the Company and all Members; therefore, the Company shall reimburse the Original Member for any reasonable out-of-pocket expenses incurred by the Original Member or Canco on behalf of the Company, including all fees, expenses and costs associated with any Public Listing and all fees, expenses and costs of Canco becoming and continue being a public company (including expenses incurred in connection with public reporting obligations, information circulars, shareholder meetings, stock exchange fees, transfer agent fees, securities commission and stock exchange filing fees and offering expenses) and maintaining the corporate existence of each of the

Original Member and Canco. In the event that Canco Shares are sold to underwriters in any subsequent public offering at a price per share that is lower than the price per share for which such Canco Shares are sold to the public in such subsequent public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”), (i) Canco shall be deemed to have contributed to the Original Member in exchange for newly issued Original Member shares the full amount for which such Canco Shares were sold to the public; (ii) the Original Member shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such Canco Shares were sold to the public and (iii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Section 6.07 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including chief executive officer, president, chief financial officer, chief operating officer, chief strategy officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement. Section 6.08 Limitation of Liability of Manager. (a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member that is not the Manager for any act or omission performed or omitted by the Manager in its capacity as the sole Manager of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s fraud, intentional misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein or in the other agreements with the Company, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected. The Manager may exercise any of the powers granted to it by this Agreement and shall perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company or the Manager; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Manager; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Manager, in each case as to matters which the Manager reasonably believes to be within such other Person’s competence, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager. (b) Whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable U.S. GAAP. (c) Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members. (d) Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith or such other express standard permitted or required hereunder, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates. Section 6.09 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act. Section 6.10 Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (d) such activities as are incidental to the foregoing; provided, however, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries. ARTICLE VII. RIGHTS AND OBLIGATIONS OF MEMBERS Section 7.01 Limitation of Liability and Duties of Members. (a) Except as provided in this Agreement or in the Act, no Member (including any Member who is the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company. (b) In accordance with the Act and the laws of the State of Michigan, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Act. To the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member. (c) Notwithstanding any other provision of this Agreement (subject to Section 6.08 with respect to the Manager), to the extent that, at law or in equity, any Member (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement. Section 7.02 Lack of Authority. No Member, unless such Member is the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, unless such Member is the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company. Section 7.04 Indemnification. (a) The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving at the request of the Company as the Manager, an Officer, an employee or another agent of the Company or is or was serving at the request of the Company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for actions against the Company, the Manager, or any other Members or which are not made in good faith and not or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding other than by or in the right of the Company, had reasonable cause to believe the conduct was unlawful, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified by the Company. (b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise. (c)The Company shall maintain directors’ and officers’ liability insurance, or make other financial arrangements, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager. (d) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law. Section 7.05 Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below: (a) Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the Common Units, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. An electronic mail or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue. (b) The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote on such matter on at least 48 hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof. ARTICLE VIII. BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error. Section 8.02 Fiscal Year. The “Fiscal Year” of the Company shall begin on the first day of January and end on the last day of December each year or such other date as may be established by the Manager. Section 8.03 Reports. The Company shall deliver or cause to be delivered, within ninety (90) days after the end of each Fiscal Year or as soon as practicable thereafter, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary for the preparation of such Person’s United States federal and applicable state income tax returns. ARTICLE IX. TAX MATTERS Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. No later than the later of (i) March 15 following the end of the prior Fiscal Year or as soon as practicable thereafter, and (ii) 30 Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors, or as soon as practical thereafter, the Company shall send to each Person who was a Member at any time during such Fiscal Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Partnership Representative, the Original Member shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members. Section 9.02 Tax Elections. Unless otherwise determined by the Manager in its sole discretion, the Taxable Year shall be the Fiscal Year set forth in Section 8.02. The Manager shall determine whether to make or revoke any available election pursuant to the Code; provided, that the Manager shall make no elections inconsistent with the Company being treated as a partnership for income tax purposes. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections. Section 9.03 Tax Controversies.

(a) The Company by a vote of the Members shall appoint an individual or entity to act as the Company’s “partnership representative”, as defined in Code Section 6223 (as in effect as of January 1, 2018, following passage of the Bipartisan Budget Act of 2015, Pub. L No. 114-74, the “BBA”) (the “Partnership Representative” or “it”). The Original Member shall initially serve as the Partnership Representative. The individual or entity appointed shall remain as Partnership Representative until it resigns or is replaced by a vote of the majority of the Members as then constituted. (b) The Partnership Representative is authorized and shall have the right to take any actions specified under the applicable sections of the BBA and regulations promulgated thereunder or any applicable state statute or local law, including but not limited to: (1) representing the Company in connection with all tax proceedings; (2) making elections under Code Section 6226; (3) making the decision whether to elect out of the partnership audit rules under Code Section 6221(b); (4) filing an administrative adjustment request under Code Section 6227; (5) filing suit under Code Section 6234; (6) settling any tax disputes or lawsuits with the Internal Revenue Service, the U.S. Department of Justice or state or local taxing authority; and (7) extending the period of limitation for adjustment of tax under Code Section 6235 or applicable state status or local law (all sections as in effect as specified in the BBA) or under applicable state statutes or local laws. Notwithstanding anything to the contrary in foregoing, the Partnership Representative shall make an election to elect out of the partnership audit rules under Code Section 6221(b) to the extent the Company is eligible to make such an election. (c) If an audit or tax proceeding results in an imputed underpayment under Code Section 6225 and if the Partnership Representative makes an election under Code Section 6226(a), the Company shall furnish to each Member of the Company for any portion of the year or years audited a statement reflecting the Member’s allocable share of the adjusted items as determined in the notice of final partnership adjustment and each such Member shall take such adjustments into account as required under Code Section 6226(b) and shall be liable for any related interest, penalty, addition to tax, or additional amount (all sections as in effect as specified in the BBA). (d) To the extent any IRS audit or tax proceeding could result in an increase in any Member’s personal liability for taxes, the Partnership Representative shall keep the Members (including potentially affected former Members) reasonably informed on a timely basis of all material developments with respect to any such tax proceeding. Section 9.04 Withholding. (a) To the extent the Company is required by applicable Laws or any tax treaty to withhold or to otherwise make tax payments on behalf of or with respect to any Member or affiliate of such Member, the Company shall withhold and make such tax payments as so required. To the extent that any distributions that would otherwise be made to such Member at or about the time when the Company will make such tax payment equal or exceed the amount of such tax payments, the amount of such tax payments shall constitute an advance by the Company to such Member and shall be repaid to the Company by reducing the amount of the current distributions that would otherwise have been made to such Member. To the extent that such tax payments exceed the distributions that would otherwise be made to such Member at or about the time when the Company will make the tax payments, such Member shall make a Capital Contribution equal to the difference between the amount of the tax payment and the amount of such Member’s distribution at such time and the difference shall be deemed a “cash call” with respect to such Member. If such Member fails to pay such “cash call” within the later of five (5) days prior to the date that such tax payment by the Company will be made or fifteen (15) days from notice from the Company that a tax payment will be made on behalf of such Member, in order to permit the Company to make the relevant tax payment, any other Member may elect to make a Capital Contribution equal to the “cash call” that the owing Member failed to make or to reduce the distributions that would otherwise be made to such other Member at or about the time when the Company will make the tax payment in a similar amount. (b) If such other Member, by reason of such a payment (or deemed payment) on behalf of an owing Member made pursuant to Section 9.04(a), is required by applicable Laws or any tax treaty to withhold or to make tax payments on behalf of or with respect to the owing Member, any such tax payments by such other Member shall be treated for purposes of this Agreement only as if such tax payments had been Capital Contributions and had been tax payments made by the Company pursuant to Section 9.04(a). ARTICLE X. RESTRICTIONS ON TRANSFER OF UNITS Section 10.01 Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the Manager which approval may be given or withheld in the Manager’s sole and absolute discretion. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Code Section 708(b)(1)(B), a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member). Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) pursuant to (i) (A) a Redemption or a Direct Exchange in accordance with Article XI hereof or (B) a Transfer by a Member to Canco or any of its Subsidiaries including the Original Member; (ii) a Transfer by any Member to such Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Units) 50% or more of such entity’s beneficial interests; (iii) the laws of descent and distribution and (iv) a Transfer to a partner, shareholder, unitholder, or member of such Member; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (ii), (iii) and (iv), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement pursuant to a joinder agreement in the form satisfactory to the Manager, and the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of the proposed transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b). Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED OPERATING AGREEMENT OF SPARTAN PARTNERS HOLDINGS, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND SPARTAN PARTNERS HOLDINGS, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY SPARTAN PARTNERS HOLDINGS, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.” The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof. Section 10.04 Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement as provided in Section 10.02 and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company and the other holders of Units counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) shall be void, and in the event of any such Transfer or attempted Transfer, the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose. Section 10.05 Assignee’s Rights. (a) The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee. (b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation, if any, to make Capital Contributions on account of such Company Interest). Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company. Section 10.07 Overriding Provisions. (a) Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X. (b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer could, in the reasonable determination of the Manager:

(i) result in a violation of the Securities Act, or any other applicable federal, state or foreign Laws; (ii)cause an assignment under the Investment Company Act; (iii) be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or such Manager; (iv) cause the Company to lose its status as a partnership for federal income tax purposes or, without limiting the generality of the foregoing, such Transfer was effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations; (v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors); (vi) cause the Company or any Member or the Manager to be treated as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended; (vii) cause the Company (as determined by the Manager in its sole discretion) to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code; or (viii) result in the Company having more than one hundred (100) “partners”, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)) in any Taxable Year that is not a Restricted Taxable Year. ARTICLE XI. REDEMPTION AND EXCHANGE RIGHTS Section 11.01 Redemption/Call Rights. (a)Redemption Right of a Member. (i) Subject to the provisions set forth in this Section 11.01, each Member holding Exchangeable Units (other than the Original Member, if applicable) shall be entitled to cause the Company to redeem (a “Redemption”) its Exchangeable Units at any time beginning on the date hereof, unless such Member has entered into a contractual lock-up agreement in connection with any Public Listing and relating to the shares of Canco that may be applicable to such Member, and then beginning on the date such lock-up agreement has been waived or terminated as it applies to such Member. A Member desiring to exercise its Redemption right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Manager and to Canco. The Redemption Notice shall specify the number of

Exchangeable Units (the “ Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods) on which exercise of the Redemption right shall be completed, which complies with the requirements set forth in Section 11.01(a)(ii) (the “Redemption Date”); provided that (x) if the Redemption Date occurs in a Restricted Taxable Year, the Redemption Date must be a date that satisfies the conditions of Section 11.01(a)(ii), and (y) the Manager and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them. Unless the Redeeming Member has delivered a timely Retraction Notice as provided in Section 11.01(b), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date), (A) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all liens and encumbrances, and (B) the Company shall transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(a)(iii), provided, that if such Units are certificated and not all of the Units represented by a certificate are being redeemed, the Company shall issue to the Redeeming Member a certificate for a number of Exchangeable Units equal to the difference (if any) between the number of Exchangeable Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (B) of this Section 11.01(a)(i) and the Redeemed Units. (ii) Any Redemption Date that occurs in a Restricted Taxable Year must be a Quarterly Redemption Date not less than sixty (60) days after delivery of the applicable Redemption Notice. Any Redemption Date that occurs in a year that is not a Restricted Taxable Year must be not less than seven (7) Business Days nor more than ten (10) Business Days after delivery of the applicable Redemption Notice. (iii) In exercising its Redemption right, a Redeeming Member shall be entitled to receive the Exchangeable Unit Consideration. (b) The Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Manager (with a copy to Canco) within two (2) Business Days prior to the Redemption Date. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, Company’s and Canco’s rights and obligations under this Section 11.01 arising from the Redemption Notice. (c)Call Right of the Company. (i) Subject to applicable Law, upon the occurrence of a Call Event the Company shall the right to redeem (the “Call”) all but not less than all of the then outstanding Exchangeable Units (the “Called Units”) held by each Exchangeable Unitholder (the “Called Member”) in exchange for the Exchangeable Unit Consideration on the last Business Day prior to the Call Date. (ii) In the case of a proposed exercise of the Call right by the Company, the Company may, in its sole and absolute discretion, at least ten (10) Business Days before the Call Date (other than a Call date established in connection with a Control Transaction), send or cause to be sent to Canco and each Called Member a notice in writing (the “Call Notice”) of the exercise of the Call right by the Company setting forth the Call Date. In the case of a Call Date established in connection with a Control Transaction, the Call Notice shall be sent on or before the Call Date, on as many days prior written notice as may be determined by the Manager to be reasonably practicable in the circumstances, provided that at least five (5) Business Days’ notice is given. (iii) On the Call Date (to be effective immediately prior to the close of business on the Call Date), (A) the each Called Member shall transfer and surrender all of the Called Units held by such Called Member to the Company, free and clear of all liens and encumbrances, and (B) the Company shall transfer to the each such Called Member the consideration to which the Exchangeable Unitholder is entitled under Section 11.01(c)(iv). (iv) Upon the redemption of the Exchangeable Units in connection with the Call right, a Called Member shall be entitled to receive the Exchangeable Unit Consideration. (d) The number of Canco Shares and/or Proportionate Voting Shares that a Redeeming Member is entitled to receive under Section 11.01(a)(iii) or Section 11.01(c)(iv) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or Called Units, or dividends or distributions previously paid with respect to Canco Shares and/or Proportionate Voting Shares; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units or if the Company causes a Called Member to redeem Called Units, and the Redemption Date or the Call Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units or the Called Units but prior to payment of such Distribution, the Redeeming Member or the Called Member shall be entitled to receive such Distribution with respect to the Redeemed Units or the Called Units on the date that it is made notwithstanding that the Redeeming Member or the Called Member transferred and surrendered the Redeemed Units or the Called Units to the Company prior to such date. (e) In the event of a reclassification or other similar transaction as a result of which the shares of Canco Shares and/or Proportionate Voting Shares are converted into another security, then a Redeeming Member (in exercising its Redemption right) and a Called Member (in connection with the Company’s exercise of the Call right) shall be entitled to receive the amount of such security that the Redeeming Member or the Called Member would have received if such Redemption right or the Call right had been exercised and the Redemption Date or the Call Date had occurred immediately prior to the record date (or effective date in the event that there is no associated record date) of such reclassification or other similar transaction. Notwithstanding anything to the contrary contained herein, each of the Company and Canco shall not be obligated to effectuate a Redemption or a Call if such Redemption or such Call (in the sole discretion of the Manager) could cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code or successor provisions of the Code. Section 11.02 Election of the Original Member Regarding Redemption or Call. In connection with the exercise of a Redeeming Member’s Redemption rights under Section 11.01(a) or the exercise of the Company’s Call rights under Section 11.01(c), the Original Member shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(a)(iii) or Section 11.01(c)(iv). On the Redemption Date (unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(b)) or on the Call Date, in each case to be effective immediately prior to the close of business on the Redemption

Date or the Call Date: (i) the Original Member shall make its Capital Contribution to the Company (in the form of the Exchangeable Unit Consideration) required under this Section 11.02, and (ii) the Company shall issue to the Original Member a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member or the Called Units surrendered by the Called Member. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Original Member’s rights and obligations under this Section 11.02 arising from the Redemption Notice. Section 11.03 Exchange Right of the Original Member/Canco. (a) Notwithstanding anything to the contrary in this Article XI, the Original Member may, in its sole and absolute discretion, elect to effect on the Redemption Date or the Call Date, as applicable, the exchange of Redeemed Units or the Called Units for the Exchangeable Unit Consideration through a direct exchange of such Redeemed Units or the Called Units and such consideration between the Redeeming Member or the Called Member and the Original Member (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Original Member shall acquire the Redeemed Units or the Called Units and shall be treated for all purposes of this Agreement as the owner of such Redeemed Units or the Called Units. (b) The Original Member may, at any time prior to a Redemption Date or the Call Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member or the Called Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date or a Call or Direct Exchange on the Call Date. An Exchange Election Notice may be revoked by the Original Member at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date or a Call or Direct Exchange on the Call Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units or the Called Units that would have otherwise been subject to a Redemption or a Call. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption or Call would have been consummated if the Original Member had not delivered an Exchange Election Notice. (c) Notwithstanding the foregoing, the Original Member may, in its sole and absolute discretion without any consent required from the Redeeming Member, the Called Member or the Company, assign to Canco its rights and obligations under this Section 11.03 to consummate a Direct Exchange with the Redeeming Member or the Called Member. Section 11.04 Effect of Exercise of Redemption, Call or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption, Call or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company, if any). No Redemption, Call or Direct Exchange shall relieve such Redeeming Member or Called Member of any prior breach of this Agreement. Section 11.05 Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree a Redemption, a Call or a Direct Exchange, as the case may be, shall be treated as a direct exchange between the Original Member or Canco, as applicable, and the Redeeming Member for U.S. federal and applicable state and local income tax purposes. ARTICLE XII. ADMISSION OF MEMBERS Section 12.01 Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Permitted Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company. Section 12.02 Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) counterparts of this Agreement and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company. ARTICLE XIII. WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS; DRAG-ALONG RIGHTS Section 13.01 Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member. Section 13.02 Drag-Along Rights. (a) If the Original Member intends to sell at least 50% of the Common Units held by the Original Member to one or more Persons, pursuant to a private sale or exchange or a series of related private sales or exchanges, the Original Member shall first notify the other Members in writing (the “Drag-Along Notice”) of such intended Transfer and the exercise of the Original Member’s rights hereunder at least fifteen (15) days prior to the proposed date for the consummation of such Transfer, which notice will contain all of the material terms of the Transfer including, without limitation, the name and address of the prospective purchaser(s), the terms and conditions of payment, the date on or about which such sale is to be consummated, the number of Common Units to be transferred, and the purchase price. The Drag-Along Notice shall also contain a demand from the Original Member that each of the other Members shall sell, pursuant to the same terms and conditions as are or will be applicable to the Original Member, a number of each such other Member’s Common Units equal to the product of (i) the total number of Common Units held by such other Member, and (ii) a fraction, the numerator of which is the total number of Common Units that the Original Member intends to sell as set forth in the Drag-Along Notice, and the denominator of which is the total number of Common Units then owned by the Original Member. (b) On the date set forth in the Drag-Along Notice, the Original Member shall cause to be Transferred from all Members (along with the Common Units of the Original Member) the Common Units provided for in Section 13.02(a). At the date set forth in the Drag-Along Notice, the Members other than the Original Member, provided such Transfer is in accordance with all applicable securities Laws and is not in violation of any applicable order, Law or regulation, shall deliver such executed certificates or other documentation to the Original Member at such place as the Original Member shall designate, and the Original Member shall cause the purchase price to be paid to the other Members as specified in the Drag-Along Notice. (c) The closing of all Transfers by Members other than the Original Member pursuant to this Section 13.02 will occur simultaneous with the closing of the Transfer of the Selling Group’s Common Units. (d) Each Member shall pay its pro rata share (based on the amount of net proceeds to be distributed to or received by such Member) of the expenses incurred by all the Members in connection with such Transfer and shall be obligated to join based on its pro rata share (on a several (and not joint and several) basis) in any indemnification or other obligations to the transferee that the Original Member agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by such Member regarding such Member’s title to and ownership of such Common Units); provided that no Member shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net proceeds distributed to or paid to such Member in connection with such Transfer; and provided, further, that any escrow of proceeds of any such Transfer shall be withheld on a pro rata basis among each Members (based on the amount of net proceeds to be distributed to or received by such Member). ARTICLE XIV. DISSOLUTION AND LIQUIDATION Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon: (a) the decision of the Manager together with the holders of a majority of the then-outstanding Common Units entitled to vote to dissolve the Company;

(b)a dissolution of the Company under the Act; or (c)the entry of a decree of judicial dissolution of the Company under the Act. Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement. Section 14.02 Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows: (a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable; (b) the liquidators shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder; (c) the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company; and (d) all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all the Company’s property. To the extent that a Member returns funds to the Company, such returning Member has no claim against any other Member for those funds. Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV. Section 14.04 Certificate of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Act may require or permit) shall file a certificate of dissolution with the Michigan Department of Licensing and Regulatory Affairs, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04. Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up. Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets). ARTICLE XV. VALUATION Section 15.01 Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent. Section 15.02 Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm or a nationally recognized firm of certified public accountants, in either case experienced in valuing securities of companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall mutually designate a third Appraiser meeting the same criteria used to select the original two. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company; provided, however, that if the Fair Market Value as determined through the appraisal method in this Section 15.02, is within 10% of the Fair Market Value originally determined by the Company under Section 15.01, the Member(s) electing to exercise their rights under this Section 15.02 shall bear all of the fees and expenses of the Appraisers. ARTICLE XVI. GENERAL PROVISIONS Section 16.01 Power of Attorney. (a) Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to: (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Michigan and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or Article XIII; and (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, necessary or appropriate to effectuate the terms of this Agreement. (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.02 Confidentiality. The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except (i) in furtherance of the business of the Company, (ii) as reasonably necessary for compliance with applicable law, including compliance with disclosure requirements under the Securities Act and the Exchange Act, and securities laws of other jurisdictions, or (iii) as otherwise authorized separately in writing by the Manager. “ Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to each Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of such Manager or such Member at the time of disclosure by the Company; (b) before or after it has been disclosed to such Manager or such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or the Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the Manager, the Original Member or Canco; (d) is disclosed to such Manager or such Member or their respective representatives by a third party not, to the knowledge of such Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by such Manager or such Member or their respective representatives without use or reference to the Confidential Information. Section 16.03 Amendments. This Agreement may be amended or modified (a) by the Manager, as provided in Section 3.10 of this Agreement or (b) upon the consent of the Manager, the Members holding a majority of the Common Units outstanding voting as a separate class and the Members holding a majority of the Exchangeable Units outstanding voting as a separate class. Notwithstanding the foregoing, no amendment or modification to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter. Section 16.04 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member. Section 16.05 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by electronic mail or certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) to the Company or sent by email at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service or transmission via e-mail (provided confirmation of transmission is received). The Company’s address is: Spartan Partners Holdings, LLC 77 King Street West, Suite 400 Toronto, Ontario M5K 0A1 Attn: Fabian Monaco Email: fabian@xibfinancial.com with a copy (which copy shall not constitute notice) to: Dickinson Wright PLLC 150 E. Gay St., Ste. 2400 Columbus, OH 43215 Attn: Scot C. Crow E-mail: scrow@dickinsonwright.com Section 16.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Canco is specifically made a third party beneficiary of this Agreement under the provisions applicable to Canco. Section 16.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property, other than as a secured creditor. Section 16.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. Section 16.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. Section 16.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. Section 16.11 Disputes. Any claim or controversy between the parties arising out of or relating to this Agreement or any breach hereof shall be submitted to FINAL AND BINDING

ARBITRATION BEFORE JAMS IN THE STATE OF MICHIGAN, COUNTY OF WAYNE AND CITY OF DETROIT, PURSUANT TO THE JAMS COMPREHENSIVE ARBITRATION RULESANDPROCEDURES.ALLPARTIESFURTHERAGREETHATTHE ARBITRATION SHALL BE CONDUCTED BEFORE A SINGLE JAMS ARBITRATOR WHO IS A RETIRED CALIFORNIA OR FEDERAL JUDGE OR JUSTICE. The parties shall mutually agree on one arbitrator from the list provided by the arbitrating organization; provided that if the parties cannot agree, then each party shall select one arbitrator from the list, and the two (2) arbitrators so selected shall agree upon a third (3rd) arbitrator chosen from the same list, which third (3rd) arbitrator shall determine the dispute. The arbitrator shall, to the fullest extent permitted by law, have the power to grant all legal and equitable remedies including provisional remedies and award compensatory damages provided by law; provided, however, the arbitrator shall not have authority to award punitive or exemplary damages. The cost of the arbitration shall initially be borne equally among the parties; provided, however the arbitrator shall award costs and attorneys’ fees in accordance with the terms and conditions of this Agreement. The prevailing party in any arbitration or litigation shall be reimbursed for its arbitration costs (including attorneys’ fees) by the non-prevailing party. The parties further agree that, upon application of the prevailing party, any Judge of the Circuit Court of the State of Michigan, for the County of Wayne, may enter a judgment based on the final arbitration award issued by the JAMS arbitrator, and the parties expressly agree to submit to the jurisdiction of this Court for such a purpose. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party (or their respective equity holders) except (A) an action to compel arbitration pursuant to this Section 16.11; or (B) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 16.11. THE PARTIES UNDERSTAND THAT BY AGREEMENT TO BINDING ARBITRATION THEY ARE GIVING UP THE RIGHTS THEY MAY OTHERWISE HAVE TO TRIAL BY A COURT OR A JURY AND ALL RIGHTS OF APPEAL AND TO AN AWARD OF PUNITIVE OR EXEMPLARY DAMAGES. Notwithstanding any provision of the Agreement to the contrary, this Section 16.11 shall be construed to the maximum extent possible to comply with the laws of the State of Michigan, including the Michigan Uniform Arbitration Act (the “Michigan Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 16.11, including any rules of JAMS, shall be invalid or unenforceable under the Michigan Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 16.11. In that case, this Section 16.11 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Michigan Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 16.11 shall be construed to omit such invalid or unenforceable provision. Section 16.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.13 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement. Section 16.14 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. Section 16.15 Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. Section 16.16 Entire Agreement. This Agreement and those documents expressly referred to herein (including the Support Agreement the Membership Interest Purchase Agreement), embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior Operating Agreement is superseded by this Agreement as of the Effective Date and shall be of no further force and effect thereafter. Section 16.17 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law. Section 16.18 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall mean, “including, without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. [Signatures contained on following page]

The undersiJned hereby aJree to be bound by all of the terms and provisions of this Amended and Restated OperatinJ AJreement of Spartan Partners HoldinJs, LLC as of the date first set forth above. 0E0%ERS: Spartan Partners Corporation By: Name: Fabian Monaco Title: President Name: Michael Hermiz CO0PANY: Spartan Partners HoldinJs, LLC By: Name: Fabian Monaco Title: President 0ANAGER: Spartan Partners Corporation By: Name: Fabian Monaco Title: President

SCHEDULE A Schedule of Members As of: September 23, 2019 4838-1280-2482 v11 [85812-1]